UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2009

BRINK’S HOME SECURITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34088	80-0188977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Esters Boulevard

Irving, TX 75063

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (972) 871-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Commencing on December 7, 2009, Brink’s Home Security Holdings, Inc. (the “Company”) entered into revised change in control agreements (the “Change in Control Agreements”) with each of the Company’s named executive officers. These Change in Control Agreements are effective as of January 1, 2010 and will replace the existing change in control agreements between the Company and the named executive officers, which expire on December 31, 2009. The Change in Control Agreements have an initial term of one year and automatically renew unless terminated by either party.

Under the terms of the Change In Control Agreements, for the 12-month period commencing on the date of a change in control (the “Employment Period”), the executive’s position, duties and responsibilities will not be diminished from those in effect immediately prior to the change in control. In addition, during the Employment Period, the executive’s base work location will not be more than 25 miles from the location at which the executive was based on the date of the change in control, and the executive will not be required to travel on company business to a substantially greater extent than he or she was required immediately before the change in control, with certain specified exceptions.

The Change In Control Agreements provide that, during the Employment Period, the executive will receive annual compensation equal to the sum of (1) a salary not less than his or her annualized salary in effect immediately before the change in control, and (2) an annual target bonus not less than the highest bonus award payable to him or her under the BHS Key Employees Incentive Plan or the Brink’s Key Employees Incentive Plan for the last three calendar years preceding the date of the change in control.

Under the terms of the Change In Control Agreements, if a change in control occurs and, during the Employment Period, we terminate the executive’s employment other than for cause (as defined in the Change In Control Agreements), death or incapacity (as defined in the Change In Control Agreements) or the executive terminates his or her employment for good reason (as defined in the Change In Control Agreements), we will make a lump sum cash payment to the executive consisting of (A) the sum of (1) his or her currently effective annual base salary through the date of termination, to the extent not yet paid, (2) a portion of his or her highest annual bonus awarded for the past three years prorated based on the number of days worked in the year of his or her termination, plus (3) any accrued and unpaid vacation pay, and (B) the sum of one times the executive’s (1) annual base salary, plus (2) annual target bonus. In addition, for the duration of the Employment Period, we will continue to provide medical and dental benefits to the executive. We will also provide the executive with a lump sum payment of $25,000, equivalent to the estimated cost of reasonable outplacement services.

The form of the Change in Control Agreement entered into with each of the named executive officers is attached as Exhibit 10.1 hereto and incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Brink’s Home Security Holdings, Inc. Change in Control Agreement, dated as of January 1, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRINK’S HOME SECURITY HOLDINGS, INC.

Date: December 11, 2009	By:	/S/ JOHN S. DAVIS
John S. Davis
Senior Vice President, General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Brink’s Home Security Holdings, Inc. Change in Control Agreement, dated as of January 1, 2010.

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